UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

PULMONX CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-39562	77-0424412
(State or Other Jurisdiction		(Commission File Number)	(IRS Employer
of Incorporation)			Identification No.)
700 Chesapeake Drive
Redwood City,	CA		94063
(Address of Principal Executive Offices)			(Zip Code)
(650)364-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2024, Pulmonx Corporation (the “Company”) entered into that certain Third Amendment to Office Lease (the “Third Amendment to Office Lease”) to its existing lease agreement (the “Original Lease” and, as amended by the Third Amendment to Office Lease, the “Lease”) with HCP LS Redwood City, LLC (the “Landlord”), whereby the Landlord leases to the Company 24,591 rentable square feet of space (the “Existing Premises”) consisting of all of the rentable area of the building located at 700 Chesapeake Drive, Redwood City, California 94063. The Company also entered into that certain Third Amendment to Sublease Agreement (the “Third Amendment to Sublease”) to its existing sublease agreement with Genomic Health, Inc. (the “Sublandlord”), whereby the Sublandlord subleases to the Company 25,254 rentable square feet of space (the “Expansion Premises”) consisting of all of the rentable area of the building located at 200 and 250 Chesapeake Drive, Redwood City, California 94063.

Under the terms of the Third Amendment to Office Lease, the Company and Landlord have agreed to, among other things, (i) expand the Existing Premises to include the Expansion Premises (together with the Existing Premises, hereinafter referred to as the “Leased Premises”), effective as of June 1, 2028 (the “Expansion Premises Commencement Date”), (ii) extend the lease term for the Existing Premises for a period of ten (10) years, from August 1, 2025 (the “Existing Premises Commencement Date”) through July 31, 2035, unless sooner terminated as provided in the Lease, and (iii) make certain leasehold improvements to the Leased Premises as set forth in the Third Amendment to Office Lease. Commencing on the Existing Premises Commencement Date, the monthly base rent for the Existing Premises shall be $113,118.60 per month and will increase by 3.5% each year. The term of the Company’s lease of the Expansion Premises directly with Landlord will begin on the Expansion Premises Commencement Date and expire on July 31, 2035 (coterminous with the Existing Premises as referenced above), unless sooner terminated in accordance with the terms of the Lease. Commencing on the Expansion Premises Commencement Date, the monthly base rent for the Expansion Premises will be $107,329.50 per month and will increase by 3.5% each year.

Under the terms of the Third Amendment to Sublease, the term of the Company’s sublease of the Expansion Premises will extend through May 31, 2028. The monthly base rent of the Expansion Premises shall be $92,177.10 starting on March 1, 2025, and will increase by approximately 3% each year.

Subject to certain conditions more fully set forth in the Third Amendment to Office Lease, the Company shall have two options to extend the lease term on the Leased Premises for a period of five years, respectively, and such right shall be a right to extend the lease term for the entire Leased Premises only.

The foregoing descriptions of the Third Amendment to Sublease and the Third Amendment to Office Lease do not purport to be complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the full text of the Third Amendment to Sublease and the Third Amendment to Office Lease, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Office Lease, by and between Pulmonx Corporation and HCP LS Redwood City, LLC, dated May 17, 2024.
10.2	Third Amendment to Sublease, by and between Pulmonx Corporation and Genomic Health, Inc., dated May 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: May 23, 2024

By:	/s/ Mehul Joshi
Mehul Joshi
Chief Financial Officer